UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 22, 2016

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Comstock Resources, Inc. ("Comstock" or the "Company") announced today an amendment to its previously announced offer to exchange any and all of its existing senior notes for three new series of secured notes and, in the case of the Company's 10% Senior Secured Notes due 2020, warrants exercisable for the Company's common stock, upon the terms and subject to the conditions set forth in the Registration Statement on Form S-4 filed on August 1, 2016 with the Securities and Exchange Commission, as amended and supplemented (the "Exchange Offer").

The amendment to the Exchange Offer only applies to the unsecured senior notes exchange and reflects an increase in the mandatory conversion price to $12.32 per share from $10.47 per share.  The Company is also providing certain registration rights to holders of the new second lien convertible notes who would be considered an "affiliate" under securities laws.  In addition, the Company is making a clarifying change to the limitation on liens covering the new convertible notes to provide that the Company will not be permitted to create or incur any liens to secure indebtedness other than permitted liens (as defined in the prospectus).

The early tender date and expiration date of the Exchange Offer continues to be on Friday, August 26, 2016 at 11:59 p.m., New York City time.  Accordingly, holders who validly tender (and not withdraw) their existing notes prior to the expiration date will be eligible to receive the Early Exchange Consideration shown below.

The following table sets forth each series of outstanding notes subject to the Exchange Offer and the revised consideration offered for such series in the Exchange Offer:

Notes to be Tendered	Aggregate Principal Amount Outstanding (in millions)	Early Exchange Consideration per $1,000 Principal Amount of Notes Tendered by August 26, 2016
10% Senior Secured Notes due 2020	$700.0	$1,000 principal amount of Senior Secured Toggle Notes due 2020 and warrants exercisable for 2.75 shares of common stock
7¾% Senior Notes due 2019	$288.5	$1,000 principal amount of 7¾% Second Lien Convertible PIK Notes due 2019
9½% Senior Notes due 2020	$174.6	$1,000 principal amount of 9½% Second Lien Convertible PIK Notes due 2020

Accrued and unpaid interest on all tendered notes will be paid in cash upon closing of the Exchange Offer.  The closing will occur promptly after the Expiration Date and subject to satisfaction or waiver of the closing conditions, as set forth in the registration statement, as amended and supplemented.

To validly tender their notes, the participating holders will be required to deliver a letter of transmittal and consent to certain amendments to the terms of the existing notes and related indentures that would remove certain of the covenants governing the existing senior notes and approve the release of the collateral with respect to the existing senior secured notes.

The Exchange Offer is conditioned upon among other matters (i) holders of (x) 90% of the outstanding principal amount of the existing senior secured notes and (y) 90% of the outstanding principal amount of the existing 2019 notes and 2020 notes (on a combined basis) having tendered and not validly withdrawn their old notes and (ii) completion of the Exchange Offer by September 15, 2016.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release dated August 22, 2016 announcing an amendment to the Company's exchange offer for its issued and outstanding senior notes.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 22, 2016	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer